EXHIBIT (23)

                        REPORT OF INDEPENDENT ACCOUNTANTS

The Stockholders and Board of Directors of First Commerce Corporation

In our opinion, the accompanying statements of operations and comprehensive income (loss), of changes in stockholders' equity and of cash flows for the year ended December 31, 1999 present fairly, in all material respects, the results of operations and cash flows of First Commerce Corporation for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers
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PricewaterhouseCoopers


March 26, 2002
Raleigh, North Carolina